Item Q1(a)(i)

Federated Index Trust

Amendment #3
to the By-Laws

(effective February 27, 1998)


Delete Section 5 Proxies of Article IV Shareholders'
Meetings, and replace with the following:

Section 5. Proxies. Any shareholder entitled to vote at any meeting of shareholders may vote either in person, by telephone, by electronic means including facsimile, or by proxy, but no proxy which is dated more than six months before the meeting named therein shall be accepted unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the shareholder or his duly authorized agent or be in such other form as may be permitted by law, including documents conveyed by electronic transmission. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. The placing of a shareholder's name on a proxy or authorizing another to act as the shareholder's agent, pursuant to telephone or electronically transmitted instructions obtained in accordance with procedures reasonably designed to verify that such instructions have been authorized by such shareholder, shall constitute execution of a proxy by or on behalf of such shareholder. Where Shares are held of record by more than one person, any co-owner or co-fiduciary may execute the proxy or give authority to an agent, unless the Secretary of the Trust is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. All proxies shall be filed with and verified by the Secretary or an Assistant Secretary of the Trust, or the person acting as Secretary of the Meeting. Unless otherwise specifically limited by their term, all proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.


				Item 77Q1(a)(ii)

Federated Index Trust

Amendment #4
to the By-Laws

(effective May 12, 1998)

Strike Section 3 - Place of Meeting of Article IV -
Shareholders' Meetings and replace it with the following:

Section 3.  Place of Meeting.  Meetings of the
shareholders of the Trust or a particular Series or Class shall be held at such place within or without The Commonwealth of Massachusetts as may be fixed from time to time by resolution of the Trustees.

Strike Section 6 - Place of Meeting of Article V - Trustees'
Meetings and replace it with the following:

Section 6.  Place of Meeting.  Meetings of the
Trustees shall be held at such place within or without The Commonwealth of Massachusetts as fixed from time to time by resolution of the Trustees, or as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.


						Item Q1(a)(iii)
						    page 1 of 5

FEDERATED INDEX TRUST

SUB-MANAGEMENT CONTRACT

	This Contract is made between FEDERATED MANAGEMENT, a Delaware business trust, having its principal place of business in Pittsburgh, Pennsylvania (hereinafter referred to as "Manager"), and ANB Investment Management and Trust Company, an Illinois corporation, having its principal place of business in Chicago, Illinois (hereinafter referred to as "ANB").

WHEREAS the Federated Index Trust (the "Trust"), an open-end management investment company, as that term is defined in the Investment Company Act of 1940 ("Act"), that is registered as such with the Securities and Exchange
Commission has appointed Federated Management as investment manager for its portfolios (the "Funds"); and

WHEREAS ANB is engaged in the business of rendering investment management services.

	NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

	1.	Manager hereby retains ANB to assist Manager in its
capacity as investment manager for the Funds. Subject to the direction of the Manager and the Trustees of the Trust, ANB shall provide of appropriate sale of other disposition and reinvestment of the assets of the Funds assigned to ANB.

	2.	ANB, in its supervision of the investments of the
Funds, will be guided by the Funds' investment objectives and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission, all as communicated by the Manager to ANB.

	3.	Manager shall pay to ANB, for all services rendered to
the Funds by ANB hereunder, the fees set forth in the Exhibit attached hereto.

	4.	The term of this Contract shall begin on the date of
its execution and shall remain in effect for two years from that date and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons, as defined in Section 2(a)(19) of the Act, of any party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Manager shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund.

	5.	Notwithstanding any provision in this Contract, it may
be terminated at any time without the payment of any penalty, by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Funds, as defined in Section
2(a)(42) of the Act, on sixty (60) days' written notice to ANB, or by the Manager or ANB upon not less than sixty (60) days' written notice to the other party.

	6.	This Contract may not be assigned by Manager or ANB
and shall automatically terminate in the event of any assignment.
ANB may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

	7.	In the absence of willful misfeasance, bad faith,
gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of ANB, ANB shall not be liable to the Manager, the Trust, the Funds, or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any securities.

	8.	This Contract may be amended at any time by agreement
of the parties, provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons, as defined in Section 2(a)(19) of the Act, of any party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and on behalf of the Funds by the holders of a majority of the outstanding voting securities of the Funds, as defined in Section 2(a)(42) of the Act.

	9.	ANB is hereby expressly put on notice of the
limitation of liability as set forth in the Declaration of Trust of the Manager and agrees that the obligations assumed by the Manager pursuant to this Contract shall be limited in any case to the Manager and its assets and shall not seek satisfaction of any such obligation from the shareholders of the Manager, the Trustees, officers, employees or agents of the Manager, or any of them.

	10.	This Contract shall be construed in accordance with
and governed by the laws of the Commonwealth of Pennsylvania.

	11.	This Contract will become binding on the parties
hereto upon this execution of the attached exhibits to this Contract.

FEDERATED INDEX TRUST

SUB-MANAGEMENT CONTRACT

FEDERATED MAX-CAP FUND


	For all services rendered by ANB hereunder, the Manager shall pay to ANB and ANB agrees to accept as full compensation for all services rendered hereunder, an annual fee as follows:

	.05 of 1% on an annualized basis of the first $100 million of net assets under management.

	.02 of 1% on an annualized basis of any net assets under management over and above $100 million but not exceeding $200 million.

	.01 of 1% on an annualized basis of any net assets under management over and above $200 million.


	Such fee shall accrue daily and be paid monthly.

	Witness the due execution hereof this 31st day of December, 1997.


FEDERATED MANAGEMENT


By:  /s/ Thomas M. Franks
Name:  Thomas M. Franks
Title:  Vice President


NORTHERN TRUST QUANTITATIVE ADVISORS, INC.
f/k/a ANB INVESTMENT MANAGEMENT
	AND TRUST COMPANY


By: /s/ James M. Snyder
Name:  James M. Snyder
Title:  Chairman, Director & Chief
Executive Officer

FEDERATED INDEX TRUST

SUB-MANAGEMENT CONTRACT

FEDERATED MID-CAP FUND


	For all services rendered by ANB hereunder, the Manager shall pay to ANB and ANB agrees to accept as full compensation for all services rendered hereunder .035 of 1% on an annualized basis of net assets under management.

	Such fee shall accrue daily and be paid monthly.

	Witness the due execution hereof this 31st day of December, 1997.


FEDERATED MANAGEMENT


By:  /s/ Thomas M. Franks
Name:  Thomas M. Franks
Title:  Vice President



NORTHERN TRUST QUANTITATIVE ADVISORS, INC.
f/k/a ANB INVESTMENT MANAGEMENT
	AND TRUST COMPANY


By: /s/ James M. Snyder
Name:  James M. Snyder
Title:  Chairman, Director & Chief
Executive Officer

FEDERATED INDEX TRUST

SUB-MANAGEMENT CONTRACT

FEDERATED MINI-CAP FUND


	For all services rendered by ANB hereunder, the Manager shall pay to ANB and ANB agrees to accept as full compensation for all services rendered hereunder .065 of 1% on an annualized basis of net assets under management.

	Such fee shall accrue daily and be paid monthly.

	Witness the due execution hereof this 31st day of December, 1997.


FEDERATED MANAGEMENT


By:  /s/ Thomas M. Franks
Name:  Thomas M. Franks
Title:  Vice President



NORTHERN TRUST QUANTITATIVE ADVISORS, INC.
f/k/a ANB INVESTMENT MANAGEMENT
	AND TRUST COMPANY


By: /s/ James M. Snyder
Name:  James M. Snyder
Title:  Chairman, Director & Chief
Executive Officer